Exhibit 10.429

PROMISSORY NOTE

February 15, 2018

FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to Pinecone Realty Partners Il, LLC, a Delaware limited liability company, or its successors and/or assigns ("Lender"), the principal amount of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) as provided in accordance with the provisions of that certain Loan Agreement by and among Borrower, CP Property Holdings, LLC, a Georgia limited liability company, Attalla Nursing ADK, LLC, a Georgia limited liability company, and AdCare Property Holdings, LLC, a Georgia limited liability company, as borrowers, Hearth & Home of Ohio, Inc., a Georgia corporation, as a guarantor, AdCare Property Holdings, LLC, a Georgia limited liability company, as a guarantor, Regional Health Properties, Inc., a Georgia corporation, as a guarantor, and Lender of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Loan Agreement"). All capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement.

Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of this Note until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made in immediately available funds as provided in the Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.

This Note is a Promissory Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the applicable Guaranty and is secured by Borrower's Mortgage Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. The Loan made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Delivery of the executed signature pages of this Note by facsimile or other electronic transmission will constitute effective and binding execution and delivery.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO

Exhibit 10.429

CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIMS TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

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Exhibit 10.429

BORROWER:

NORTHWEST PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	Manager

Signature Page — Promissory Note